Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Cheryl Scully (954) 769-7734 scullyc@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports the 4th Consecutive All Time Record Quarterly EPS
from Continuing Operations

•	EPS from continuing operations an all-time record $0.75, up 14% compared to third quarter 2012 EPS from continuing operations of $0.66

•
Total revenue of $4.5 billion, up 14% compared to the year-ago period, increasing across all major business sectors; operating income of $187 million, an increase of 14% compared to the year-ago period

•	Total retail new and used vehicle unit sales are up 14% compared to the year-ago period

•	AutoNation to acquire Honda and Hyundai stores in Chicago, Illinois with annual revenues of approximately $85 million

FORT LAUDERDALE, Fla., (October 24, 2013) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2013 third quarter net income from continuing operations of $93 million, or $0.75 per share, compared to net income from continuing operations of $82 million, or $0.66 per share, for the same period in the prior year, a 14% improvement on a per-share basis.
2013 third quarter revenue totaled $4.5 billion, compared to $3.9 billion in the year-ago period, an increase of 14%, driven by stronger performance in all of our business sectors - new vehicles, used vehicles, parts and service, and finance and insurance. AutoNation’s retail new vehicle unit sales increased 13% overall and 8% on a same store basis, while retail used vehicle unit sales increased 15% overall and 11% on a same store basis.
Mike Jackson, Chairman and Chief Executive Officer, said, “We delivered double-digit growth in EPS and operating income in the third quarter of 2013 compared to the prior year, driven by gross profit growth in all of our business sectors.”
AutoNation also announced that it has signed agreements to acquire O’Hare Honda and O’Hare Hyundai in Chicago, Illinois. The annual revenue for these stores is approximately $85 million, with retail sales of approximately 3,100 new and used vehicle units. The acquisitions are subject to manufacturer approval and other customary closing conditions and are expected to be completed in the fourth quarter of 2013.
Segment results(1) for the third quarter of 2013 were as follows:

•	Domestic – Domestic segment income(2) was $64 million compared to year-ago segment income of $52 million, an increase of 24%.

•	Import – Import segment income(2) was $73 million compared to year-ago segment income of $69 million, an increase of 5%.

•	Premium Luxury – Premium Luxury segment income(2) was $74 million compared to year-ago segment income of $63 million, an increase of 18%.
For the nine-month period ended September 30, 2013, the Company reported net income from continuing operations of $266 million, or $2.16 per share, compared to adjusted net income from continuing operations of $237 million, or $1.88 per share, for the same period in the prior year, an improvement of 15% on a per-share basis. On a GAAP basis, net income from continuing operations for the nine-month period ended September 30, 2012 was $234 million, or $1.85 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables. The Company’s revenue for the nine-month period ended September 30, 2013, totaled $13.0 billion, up 13% compared to $11.5 billion for the same period in the prior year.
The third quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on October 24, 2013, through October 31, 2013 by calling (866)443-1213 (password 75300).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income for each of our segments is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a superior automotive retail experience through our customer-focused sales and service processes. Owning and operating 267 new vehicle franchises, which sell 33 new vehicle brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.
Please visit investors.autonation.com, www.autonation.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "continues," "may," "will," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the future performance of our franchises and the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
New vehicle	$2,561.6	$2,240.5	$7,312.9	$6,430.9
Used vehicle	1,044.7	936.4	3,110.9	2,802.6
Parts and service	653.8	596.8	1,946.3	1,799.2
Finance and insurance, net	174.9	147.0	504.4	422.3
Other	35.8	13.1	119.2	40.3
Total revenue	4,470.8	3,933.8	12,993.7	11,495.3
Cost of sales:
New vehicle	2,406.2	2,095.8	6,866.6	6,006.7
Used vehicle	964.2	863.7	2,860.3	2,571.7
Parts and service	376.7	345.0	1,116.7	1,043.8
Other	27.1	6.7	93.4	19.5
Total cost of sales	3,774.2	3,311.2	10,937.0	9,641.7
Gross profit	696.6	622.6	2,056.7	1,853.6
Selling, general and administrative expenses	485.1	435.8	1,452.5	1,307.3
Depreciation and amortization	24.1	22.9	70.1	64.9
Franchise rights impairment	—	—	—	4.2
Other expenses (income), net	0.2	0.2	(3.4)	0.6
Operating income	187.2	163.7	537.5	476.6
Non-operating income (expense) items:
Floorplan interest expense	(12.7)	(11.4)	(39.2)	(32.9)
Other interest expense	(22.3)	(22.2)	(66.6)	(65.2)
Interest income	0.1	—	0.2	0.2
Other income (loss), net	(0.7)	2.5	2.2	3.1
Income from continuing operations before income taxes	151.6	132.6	434.1	381.8
Income tax provision	58.8	50.7	168.0	147.4
Net income from continuing operations	92.8	81.9	266.1	234.4
Loss from discontinued operations, net of income taxes	(0.2)	(0.3)	(0.6)	(1.2)
Net income	$92.6	$81.6	$265.5	$233.2
Diluted earnings (loss) per share*:
Continuing operations	$0.75	$0.66	$2.16	$1.85
Discontinued operations	$—	$—	$—	$(0.01)
Net income	$0.75	$0.66	$2.15	$1.84
Weighted average common shares outstanding	123.5	123.4	123.3	126.4
Common shares outstanding, net of treasury stock, at period end	121.8	121.7	121.8	121.7

* Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	$ Variance	% Variance	2013	2012	$ Variance	% Variance
Revenue:
New vehicle	$2,561.6	$2,240.5	$321.1	14.3	$7,312.9	$6,430.9	$882.0	13.7
Retail used vehicle	933.0	811.5	121.5	15.0	2,786.2	2,442.1	344.1	14.1
Wholesale	111.7	124.9	(13.2)	(10.6)	324.7	360.5	(35.8)	(9.9)
Used vehicle	1,044.7	936.4	108.3	11.6	3,110.9	2,802.6	308.3	11.0
Finance and insurance, net	174.9	147.0	27.9	19.0	504.4	422.3	82.1	19.4
Total variable operations	3,781.2	3,323.9	457.3	13.8	10,928.2	9,655.8	1,272.4	13.2
Parts and service	653.8	596.8	57.0	9.6	1,946.3	1,799.2	147.1	8.2
Other	35.8	13.1	22.7		119.2	40.3	78.9
Total revenue	$4,470.8	$3,933.8	$537.0	13.7	$12,993.7	$11,495.3	$1,498.4	13.0
Gross profit:
New vehicle	$155.4	$144.7	$10.7	7.4	$446.3	$424.2	$22.1	5.2
Retail used vehicle	80.4	72.5	7.9	10.9	247.1	226.1	21.0	9.3
Wholesale	0.1	0.2	(0.1)		3.5	4.8	(1.3)
Used vehicle	80.5	72.7	7.8	10.7	250.6	230.9	19.7	8.5
Finance and insurance	174.9	147.0	27.9	19.0	504.4	422.3	82.1	19.4
Total variable operations	410.8	364.4	46.4	12.7	1,201.3	1,077.4	123.9	11.5
Parts and service	277.1	251.8	25.3	10.0	829.6	755.4	74.2	9.8
Other	8.7	6.4	2.3		25.8	20.8	5.0
Total gross profit	696.6	622.6	74.0	11.9	2,056.7	1,853.6	203.1	11.0
Selling, general and administrative expenses	485.1	435.8	(49.3)	(11.3)	1,452.5	1,307.3	(145.2)	(11.1)
Depreciation and amortization	24.1	22.9	(1.2)		70.1	64.9	(5.2)
Franchise rights impairment	—	—	—		—	4.2	4.2
Other expenses (income), net	0.2	0.2	—		(3.4)	0.6	4.0
Operating income	187.2	163.7	23.5	14.4	537.5	476.6	60.9	12.8
Non-operating income (expense) items:
Floorplan interest expense	(12.7)	(11.4)	(1.3)		(39.2)	(32.9)	(6.3)
Other interest expense	(22.3)	(22.2)	(0.1)		(66.6)	(65.2)	(1.4)
Interest income	0.1	—	0.1		0.2	0.2	—
Other income (loss), net	(0.7)	2.5	(3.2)		2.2	3.1	(0.9)
Income from continuing operations before income taxes	$151.6	$132.6	$19.0	14.3	$434.1	$381.8	$52.3	13.7
Retail vehicle unit sales:
New	76,943	68,350	8,593	12.6	218,454	196,853	21,601	11.0
Used	52,659	45,643	7,016	15.4	155,280	137,995	17,285	12.5
	129,602	113,993	15,609	13.7	373,734	334,848	38,886	11.6
Revenue per vehicle retailed:
New	$33,292	$32,780	$512	1.6	$33,476	$32,669	$807	2.5
Used	$17,718	$17,779	$(61)	(0.3)	$17,943	$17,697	$246	1.4
Gross profit per vehicle retailed:
New	$2,020	$2,117	$(97)	(4.6)	$2,043	$2,155	$(112)	(5.2)
Used	$1,527	$1,588	$(61)	(3.8)	$1,591	$1,638	$(47)	(2.9)
Finance and insurance	$1,350	$1,290	$60	4.7	$1,350	$1,261	$89	7.1
Total variable operations(1)	$3,169	$3,195	$(26)	(0.8)	$3,205	$3,203	$2	0.1

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2013 (%)	2012 (%)	2013 (%)	2012 (%)
Revenue mix percentages:
New vehicle	57.3	57.0	56.3	55.9
Used vehicle	23.4	23.8	23.9	24.4
Parts and service	14.6	15.2	15.0	15.7
Finance and insurance, net	3.9	3.7	3.9	3.7
Other	0.8	0.3	0.9	0.3
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	22.3	23.2	21.7	22.9
Used vehicle	11.6	11.7	12.2	12.5
Parts and service	39.8	40.4	40.3	40.8
Finance and insurance	25.1	23.6	24.5	22.8
Other	1.2	1.1	1.3	1.0
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.1	6.5	6.1	6.6
Used vehicle - retail	8.6	8.9	8.9	9.3
Parts and service	42.4	42.2	42.6	42.0
Total	15.6	15.8	15.8	16.1
Selling, general and administrative expenses	10.9	11.1	11.2	11.4
Operating income	4.2	4.2	4.1	4.1
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	69.6	70.0	70.6	70.5
Operating income	26.9	26.3	26.1	25.7

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	$ Variance	% Variance	2013	2012	$ Variance	% Variance
Revenue:
Domestic	$1,491.2	$1,285.0	$206.2	16.0	$4,384.5	$3,809.2	$575.3	15.1
Import	1,695.5	1,523.3	172.2	11.3	4,828.5	4,365.7	462.8	10.6
Premium luxury	1,247.4	1,086.4	161.0	14.8	3,662.7	3,202.0	460.7	14.4
Total segment revenue	4,434.1	3,894.7	539.4	13.8	12,875.7	11,376.9	1,498.8	13.2
Corporate and other	36.7	39.1	(2.4)	(6.1)	118.0	118.4	(0.4)	(0.3)
Total consolidated revenue	$4,470.8	$3,933.8	$537.0	13.7	$12,993.7	$11,495.3	$1,498.4	13.0

*Segment income
Domestic	$64.2	$51.9	$12.3	23.7	$188.9	$155.2	$33.7	21.7
Import	72.7	69.0	3.7	5.4	216.6	198.1	18.5	9.3
Premium luxury	74.2	62.9	11.3	18.0	218.7	190.0	28.7	15.1
Total segment income	211.1	183.8	27.3	14.9	624.2	543.3	80.9	14.9
Corporate and other	(36.6)	(31.5)	(5.1)		(125.9)	(99.6)	(26.3)
Add: Floorplan interest expense	12.7	11.4	1.3		39.2	32.9	6.3
Operating income	$187.2	$163.7	$23.5	14.4	$537.5	$476.6	$60.9	12.8

* Segment income for each of our segments is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	25,107	21,579	3,528	16.3	72,842	64,085	8,757	13.7
Import	38,906	35,578	3,328	9.4	108,382	100,331	8,051	8.0
Premium luxury	12,930	11,193	1,737	15.5	37,230	32,437	4,793	14.8
	76,943	68,350	8,593	12.6	218,454	196,853	21,601	11.0

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013 (%)	2012 (%)	2013 (%)	2012 (%)
Domestic:
Ford, Lincoln	17.4	17.2	17.8	17.7
Chevrolet, Buick, Cadillac, GMC	10.1	10.5	10.3	11.1
Chrysler, Jeep, Dodge	5.1	3.9	5.2	3.8
Domestic total	32.6	31.6	33.3	32.6
Import:
Honda	12.5	11.6	11.8	11.6
Toyota	19.7	21.2	19.9	20.8
Nissan	10.7	12.0	10.6	11.6
Other imports	7.7	7.2	7.4	6.9
Import total	50.6	52.0	49.7	50.9
Premium Luxury:
Mercedes-Benz	6.8	7.0	7.1	7.3
BMW	4.6	4.6	4.7	4.3
Lexus	2.2	2.1	2.2	2.0
Audi	1.2	0.8	1.2	0.8
Other premium luxury (Land Rover, Porsche)	2.0	1.9	1.8	2.1
Premium Luxury total	16.8	16.4	17.0	16.5
	100.0	100.0	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Capital expenditures (1)	$85.3	$45.8	$139.9	$122.8
Cash paid for acquisitions	$0.4	$—	$72.9	$—
Proceeds from exercises of stock options	$9.9	$20.3	$20.5	$22.1
Stock repurchases:
Aggregate purchase price	$—	$—	$4.9	$531.6
Shares repurchased (in millions)	—	—	0.1	15.4

Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Variance	2013	2012	Variance
Floorplan assistance earned (included in cost of sales)	$24.7	$18.8	$5.9	$67.1	$54.5	$12.6
Floorplan interest expense (new vehicles)	(12.1)	(10.9)	(1.2)	(37.4)	(31.6)	(5.8)
Net new vehicle inventory carrying benefit	$12.6	$7.9	$4.7	$29.7	$22.9	$6.8

Balance Sheet and Other Highlights	September 30, 2013	December 31, 2012	September 30, 2012
Cash and cash equivalents	$68.3	$69.7	$98.6
Inventory	$2,504.8	$2,396.9	$2,142.1
Total floorplan notes payable	$2,600.9	$2,540.2	$2,200.8
Non-vehicle debt	$1,856.3	$2,096.1	$1,892.3
Equity	$1,993.4	$1,688.5	$1,638.5

New days supply (industry standard of selling days, including fleet)	59 days	55 days	58 days
Used days supply (trailing calendar month days)	31 days	35 days	29 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.37x
Covenant	less than	3.75x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		55.9%
Covenant	less than	65.0%

(1) Includes accrued construction in progress and excludes property acquired under capital leases.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended September 30,
	Net Income		Diluted Earnings Per Share**
	2013	2012	2013	2012
As reported	$92.6	$81.6	$0.75	$0.66
Discontinued operations, net of income taxes	0.2	0.3	$—	$—
From continuing operations, as reported	92.8	81.9	$0.75	$0.66

Adjusted	$92.8	$81.9	$0.75	$0.66

	Nine Months Ended September 30,
	Net Income		Diluted Earnings Per Share**
	2013	2012	2013	2012
As reported	$265.5	$233.2	$2.15	$1.84
Discontinued operations, net of income taxes	0.6	1.2	$—	$0.01
From continuing operations, as reported	266.1	234.4	$2.16	$1.85
Franchise rights impairment	—	2.6	$—	$0.02
Adjusted	$266.1	$237.0	$2.16	$1.88

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	$ Variance	% Variance	2013	2012	$ Variance	% Variance
Revenue:
New vehicle	$2,443.8	$2,240.5	$203.3	9.1	$7,030.7	$6,430.9	$599.8	9.3
Retail used vehicle	892.7	811.5	81.2	10.0	2,682.6	2,442.1	240.5	9.8
Wholesale	106.2	124.9	(18.7)	(15.0)	310.8	360.5	(49.7)	(13.8)
Used vehicle	998.9	936.4	62.5	6.7	2,993.4	2,802.6	190.8	6.8
Finance and insurance, net	168.4	147.0	21.4	14.6	488.5	422.3	66.2	15.7
Total variable operations	3,611.1	3,323.9	287.2	8.6	10,512.6	9,655.8	856.8	8.9
Parts and service	630.6	596.8	33.8	5.7	1,892.1	1,799.2	92.9	5.2
Other	27.1	13.1	14.0		107.1	40.3	66.8
Total revenue	$4,268.8	$3,933.8	$335.0	8.5	$12,511.8	$11,495.3	$1,016.5	8.8

Gross profit:
New vehicle	$147.9	$144.7	$3.2	2.2	$428.0	$424.2	$3.8	0.9
Retail used vehicle	77.7	72.5	5.2	7.2	239.6	226.1	13.5	6.0
Wholesale	0.1	0.2	(0.1)		3.5	4.8	(1.3)
Used vehicle	77.8	72.7	5.1	7.0	243.1	230.9	12.2	5.3
Finance and insurance	168.4	147.0	21.4	14.6	488.5	422.3	66.2	15.7
Total variable operations	394.1	364.4	29.7	8.2	1,159.6	1,077.4	82.2	7.6
Parts and service	267.1	251.8	15.3	6.1	805.7	755.4	50.3	6.7
Other	8.4	6.4	2.0		25.3	20.8	4.5
Total gross profit	$669.6	$622.6	$47.0	7.5	$1,990.6	$1,853.6	$137.0	7.4

Retail vehicle unit sales:
New	73,527	68,350	5,177	7.6	210,515	196,853	13,662	6.9
Used	50,481	45,643	4,838	10.6	150,059	137,995	12,064	8.7
	124,008	113,993	10,015	8.8	360,574	334,848	25,726	7.7

Revenue per vehicle retailed:
New	$33,237	$32,780	$457	1.4	$33,398	$32,669	$729	2.2
Used	$17,684	$17,779	$(95)	(0.5)	$17,877	$17,697	$180	1.0

Gross profit per vehicle retailed:
New	$2,012	$2,117	$(105)	(5.0)	$2,033	$2,155	$(122)	(5.7)
Used	$1,539	$1,588	$(49)	(3.1)	$1,597	$1,638	$(41)	(2.5)
Finance and insurance	$1,358	$1,290	$68	5.3	$1,355	$1,261	$94	7.5
Total variable operations(1)	$3,177	$3,195	$(18)	(0.6)	$3,206	$3,203	$3	0.1

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2013 (%)	2012 (%)	2013 (%)	2012 (%)
Revenue mix percentages:
New vehicle	57.2	57.0	56.2	55.9
Used vehicle	23.4	23.8	23.9	24.4
Parts and service	14.8	15.2	15.1	15.7
Finance and insurance, net	3.9	3.7	3.9	3.7
Other	0.7	0.3	0.9	0.3
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	22.1	23.2	21.5	22.9
Used vehicle	11.6	11.7	12.2	12.5
Parts and service	39.9	40.4	40.5	40.8
Finance and insurance	25.1	23.6	24.5	22.8
Other	1.3	1.1	1.3	1.0
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	6.1	6.5	6.1	6.6
Used vehicle - retail	8.7	8.9	8.9	9.3
Parts and service	42.4	42.2	42.6	42.0
Total	15.7	15.8	15.9	16.1